Exhibit 5.1

July 29, 2016

SunCoke Energy, Inc.

1011 Warrenville Road, Suite 600

Lisle, Illinois 60532

Ladies and Gentlemen:

We have acted as counsel for SunCoke Energy, Inc., a Delaware corporation (the “Company”) and certain subsidiaries of the Company listed on Schedule I hereto (collectively, the “Subsidiary Guarantors” and, individually, a “Subsidiary Guarantor”), in connection with the preparation of a shelf registration statement on Form S-3 (the “Registration Statement”), as amended, filed on the date hereof with the Securities and Exchange Commission (the “Commission”), by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, of:

(a) the common stock, par value $0.01 per share, of the Company (the “Common Stock”);

(b) the preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”);

(c) the senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities” and, collectively with the Senior Debt Securities, the “Debt Securities”) of the Company;

(d) the guarantees by the Subsidiary Guarantors of the Debt Securities (the “Guarantees”);

(e) the warrants for the purchase of Common Stock, Preferred Stock and Debt Securities, as described below (the “Warrants”);

(f) the rights to purchase Common Stock or Preferred Stock or other securities (the “Rights”);

(g) the units that represent an interest in two or more other securities, which may or may not be separable from one another (the “Units” and, together with the Common Stock, the Preferred Stock, the Debt Securities, the Guarantees, the Warrants and the Rights, the “Securities”).

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Richmond Riyadh San Francisco Taipei Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

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The Senior Debt Securities and the Subordinated Debt Securities will be issued by the Company pursuant to separate indentures to be entered into among the Company, the Subsidiary Guarantors (if any) and a trustee to be named (each, an “Indenture”). The Guarantees may be issued by the Subsidiary Guarantors in connection with the issuance by the Company of the Debt Securities. Any Warrants will be issued by the Company pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and a bank or trust company to be named by the Company, as warrant agent (the “Warrant Agent”).

The aggregate initial offering prices of the Securities to be offered and sold by the Company pursuant to the Registration Statement will not exceed $500,000,000. We have participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

In connection with this opinion, we have examined originals or electronic copies, certified or otherwise identified to our satisfaction the following documents (together the “Documents”): (i) the Registration Statement, (ii) the Prospectus, (iii) the forms of the Indentures, (iv) the Amended and Restated Certificate of Incorporation of the Company dated as of July 6, 2011, (“Certificate of Incorporation”), (v) the Amended and Restated Bylaws of the Company dated as of February 1, 2016, (“Bylaws”), (vi) certain resolutions adopted by the Board of Directors of the Company (the “Board”) relating to the Registration Statement, (vii) the organizational documents of each Subsidiary Guarantor, and (viii) such other certificates, statutes, documents and records as we have deemed necessary and relevant for the purpose of rendering the opinions set forth below. We have also examined such corporate documents and records of the Company and other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In addition, we have reviewed such questions of law as we considered necessary or appropriate. As to matters of fact relevant to the opinions expressed below, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of officers and employees of the Company, without further investigation as to the facts set forth therein.

In connection with this opinion, we have assumed that:

(1) all information contained in all documents reviewed by us is true and correct;

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(2) all signatures on all documents examined by us are genuine;

(3) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents;

(4) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete;

(5) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(6) a supplement to the Prospectus (the “Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby;

(7) the Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement;

(8) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(9) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

(10) at the time of any offering or sale of any of the Securities, that the Company shall have such number of shares of Common Stock or Preferred Stock, as set forth in such offering or sale, authorized or created and available for issuance;

(11) the Indentures relating to the Debt Securities, a Warrant Agreement relating to the Warrants and a Rights Agreement relating to the Rights will each be duly authorized, executed and delivered by the parties thereto; and

(12) each person signing the documents we examined, including the Indentures, the Warrant Agreement and the Rights Agreement, has the legal capacity and authority to do so.

Based upon and subject to the foregoing, and having regard to such other legal considerations that we deem relevant, we are of the opinion that:

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1. With respect to shares of the Common Stock offered by the Company, when (a) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, then upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the board of directors of the Company, for the consideration approved by the board of directors of the Company (not less than the par value of the Common Stock), such shares of Common Stock will be legally issued, fully paid and non-assessable.

2. With respect to shares of any series of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series with the Secretary of State of the State of Delaware (the “Certificate of Designation”); and (b) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of the series of Preferred Stock will be legally issued, fully paid and non-assessable.

3. With respect to the Debt Securities, when (i) the applicable Indenture and supplemental indenture, if any, have been duly qualified under the Trust Indenture Act of 1939, as amended, (ii) an appropriate prospectus supplement or term sheet with respect to the Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the board of directors of the Company (or a committee thereof) has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (iv) the Indenture and any supplemental indenture in respect of such Debt Securities have been duly executed and delivered by each party thereto in accordance with the laws applicable to each party thereto;

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(v) the terms of any such Debt Securities and their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture so as not to violate any applicable law or result in a default under or breach of any agreement binding upon the Company or to which its assets are subject; (vi) any common shares issuable upon the conversion of any such Debt Securities, if applicable, have been duly and validly authorized for issuance; and (vii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and any supplemental indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company upon payment of the consideration for such Debt Securities provided for therein, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforcement may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other law relating to or affecting creditors’ rights generally and general equitable or public policy principles (regardless of whether enforcement is sought in proceedings in equity or law) and an implied covenant of good faith and fair dealing.

4. With respect to the Guarantees of any series of Debt Securities to be issued under an Indenture when (i) the applicable Indenture and supplemental indenture, if any, have been duly qualified under the Trust Indenture Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Debt Securities to which the Guarantees relate has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Company and the Subsidiary Guarantors have taken all necessary corporate action to approve the issuance and terms of such Guarantees, the terms of the offering thereof and related matters; (iv) the terms of any such Guarantees and their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture, if applicable, so as not to violate law or result in a default under or breach of any agreement binding upon the Company or any Subsidiary Guarantor or to which any of their assets are subject; (v) the applicable Indenture and any supplemental indenture, if applicable, pursuant to which the Subsidiary Guarantors agree to be bound by the guarantee provisions of such applicable Indenture as applied to the Debt Securities of such series, has been duly executed, authenticated, issued and delivered by each party thereto in accordance with the laws applicable to each party thereto; and (vi) the Debt Securities underlying such Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and supplemental indenture, if applicable, and the applicable definitive purchase, underwriting or similar agreement approved by the Company upon payment of the consideration for such Debt Securities provided for therein, such Guarantees will constitute valid and legally binding obligations of the Subsidiary Guarantors enforceable against the Subsidiary Guarantors and Indiana

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Harbor Coke Corporation, an Indiana corporation, in accordance with their terms, except as such enforcement may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other law relating to or affecting creditors’ rights generally and general equitable or public policy principles (regardless of whether enforcement is sought in proceedings in equity or law) and an implied covenant of good faith and fair dealing.

5. When (a) the Company has taken all necessary action to approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) the terms of any Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, and (c) the Warrants have been duly executed and authenticated in accordance with the applicable Warrant Agreement and issued and sold as contemplated in the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

6. When (a) the Company has taken all action to approve the issuance and the terms of the Rights, the terms of the offering thereof and related matters, (b) the terms of any Rights and of their issuance and sale have been duly established in conformity with the applicable Rights Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, and (c) the Rights have been duly executed and authenticated in accordance with the applicable Rights Agreement and issued and sold as contemplated in the Registration Statement, the Rights will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

7. When (a) the Company has taken all action to approve the issuance and the terms of the Units, the terms of the offering thereof and related matters, (b) the terms of any Units and of their issuance and sale have been duly established in conformity with the applicable Units Agreement so as not to violate any applicable law or result in a default

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under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, and (c) the Units have been duly executed and authenticated in accordance with the applicable Units Agreement and issued and sold as contemplated in the Registration Statement, the Units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws or (c) the validity or enforceability of provisions that limit the obligations of a guarantor based on the potential unenforceability, invalidity or voidability of a guarantee under any applicable law, including, without limitation, any state or federal fraudulent transfer or fraudulent conveyance laws.

The opinions expressed herein are limited in all respects to the federal laws of the United States of America, the DGCL, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act, the Constitution of the State of Delaware (including all applicable statutory provisions and reported judicial decisions interpreting those laws), and the laws of the Commonwealth of Virginia, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of the State of Indiana, we have relied upon the opinion, dated July 29, 2016, of Barnes & Thornburg LLP, which opinion is being filed as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us under the headings “Legal Matters” in the Registration Statement and the Prospectus, without admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Schedule I

1.	Dismal River Terminal LLC	Delaware

2.	Elk River Minerals Corporation	Delaware

3.	Indiana Harbor Coke Company	Delaware

4.	Jewell Coal & Coke Company, Inc.	Virginia

5.	Jewell Coke Acquisition Company	Virginia

6.	Jewell Coke Company, L.P.	Delaware

7.	Jewell Resources Corporation	Virginia

8.	Jewell Smokeless Coal Corporation	Virginia

9.	Oakwood Red Ash Coal Corporation	Virginia

10.	Sun Coal & Coke LLC	Delaware

11.	SunCoke Domestic Finance Corp.	Delaware

12.	SunCoke Energy South Shore LLC	Delaware

13.	SunCoke Technology and Development LLC	Delaware